EXHIBIT 10.3

Dated the 18th day of September 2006

HARTCOURT CAPITAL, INC.

and

GREAT FOCUS HOLDINGS LIMITED

AGREEMENT FOR SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF BESTEFFORT INVESTMENTS LIMITED

THIS AGREEMENT is entered into on the 18th day of September 2006 in Shanghai.

BETWEEN:

(1) HARTCOURT CAPITAL, INC., (the “Vendor”); and

(2) GREAT FOCUS HOLDINGS LIMITED (the “Purchaser”).

WHEREAS:

1.
As at the date of this Agreement, Besteffort Investments Limited (the “Company”) is a company with limited liability incorporated in the British Virgin Islands and has an authorized share capital of US$50,000 divided into 50,000 shares of US$1.00 each, of which 10 shares have been issued and are fully paid or credited as fully paid.

2.	As at the date of this Agreement, Hartcourt is the registered and beneficial owner of 10 shares, representing 100% of the issued share capital of the Company.

3.	The Vendor has agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of the Company. (the “Sale Interests”)

THEREFORE, IT IS HEREBY AGREED BY THE VENDOR AND THE PURCHASER AS FOLLOWS:

1.	INFORMATION ON THE COMPANY

Within 30 business days upon executing this Agreement, the Vendor shall fully and truly present to the Purchaser all the documents related to operational, financial and legal status of the Company since its incorporation, including but not limit to:-

1.1	The registration and incorporation documents of the Company, incl. the approvals from relevant BVI authorities; and

1.2	All business licenses and seals of the Company; and

1.3	All the operational, financial and legal documents since the Company’s incorporation, including the contracts, agreements or other related hereof that have been executed or not yet executed; and

1.4
As at the date of this Agreement, the list of all the assets and liabilities of the Company, including existing and contingent assets, rights, liabilities and the status of the constraints of any rights that might have existed; and

1.5	Any other documents of the Company that the Purchaser requires.

2.	REPRESENTATIONS AND WARRANTIES BY THE VENDOR

The Vendor hereby represents and warrants to the Purchaser as follows:-

2.1
The Company is duly incorporated and validly existing with limited liability and has obtained all the approvals and permits from relevant BVI authorities at its inception. The Vendor is the only registered and beneficial owner of the issued share capital of the Company;

2.2	The Vendor has full rights, interests and controls in the 100% interest in the Company without any restrictions or constraints;

2.3
The Vendor assures that no third-party interest has been put again the Sale Interests such as pledge, lien, etc., and no litigation, arbitration and conflicts or disputes in respect of the Sale Interests stand thereon;

2.4
The list of assets and liabilities of the Company that the Vendor presents are real, complete and accurate, and as of the date of this Agreement, all the assets herein, including but not limit to all the inventories and other assets, etc. exist and are in the places as specified in the list;

2.5
The Vendor guarantees that all the operational and financial documents of the Company that will be presented to the Purchaser, truly, completely and accurately reflect the business and financial results of the Company since its incorporation;

2.6	The Vendor, by executing this Agreement, does not breach any contract or agreement signed with any other party, or any covenant with legal binding.

3	REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

The Purchaser guarantees that it is a company duly incorporated and validly existing with limited liability in British Virgin Islands and has full rights and controls to purchase the Sale Interests in the Company.

4	EXECUTION DATE

The Vendor and the Purchaser hereby jointly agree that the signing date of this Agreement is the execution date of the sale and purchase of the Sale Interests in the Company.

5	LIABILITIES OF THE COMPANY

5.1
Within 30 business days upon execution of this Agreement, the Vendor shall rescind the employment contracts with all employees of the Company (except the employees that the Purchaser made in clear statement to retain), and the Company owned by the Purchaser after its fully control in the Company shall take no responsibility to hire any employee served for the Company before the execution of this Agreement;

5.2
The Company owned by the Purchaser after its fully control in the Company shall take full responsibilities and liabilities of all assets and liabilities listed in the list of all assets and liabilities of the Company and existed before the Execution Date, which hereby was presented to the Purchaser by the Vendor.

6	RIGHTS AND OBLIGATIONS OF THE SHAREHOLDER

The Purchaser shall assume the responsibilities of all the rights and obligations as the shareholder of the Company since the Execution Date, which include but not limit to:-

(1) Profit allocation rights and the voting rights;

(2) The unfulfilled rights and obligations of the Purchase upon the effect of this Agreement, which were covenanted in the “Agreement for Sale and Purchase of the Entire Issued Share Capital of Besteffort Investments Limited” dated November 1st, 2004, and other unfulfilled rights and obligations of the Purchase, which were covenanted in other contracts or agreements that the Purchaser as a party duly signed and executed before the effect of this Agreement.

7	CONSIDERATION

7.1	The consideration for the sale and purchase of the Sale Interests shall be US$400,000 except otherwise agreed by both parties.

7.2	The Purchaser shall credit to the account designated by the Vendor in full amount of the consideration within 45 business days upon execution of this Agreement.

8	CHANGE OF THE BOARD OF DIRECTORS

8.1	Upon the execution of this Agreement, the Vendor shall present written resolution specifying the resignation of Yungeng Hu as the director of the Company;

8.2	Upon the execution of this Agreement, the Purchase shall nominate the new directors of the Board of the Company.

9	REGISTRATION OF THE SALE AND PURCHASE OF THE SALE INTERESTS IN THE COMPANY

Upon the execution of this Agreement, the Vendor shall assist the Purchase to apply for the registration of the sale and purchase of the Sale Interests and the change of the Board of the Company, etc. with BVI government.

10	HANDOVER OF THE BUSINESS OF THE COMPANY

10.1
Upon the execution of this Agreement, the Vendor shall cease all the business activities of the Company except otherwise covenanted in this Agreement herein and the activities to maintain the continuance of the business;

10.2	Before the completion of the handover, the Vendor has the obligations to maintain the assets of the Company to avoid the devaluation or damage to the assets;

10.3
Within 30 business days upon the execution of this Agreement, the Vendor and the Purchase shall complete the handover of the business of the Company. The Vendor shall guarantee the corporate secretary of the Company to handover all the documents to the Purchaser, including but not limit to financial and legal documents, business license, bank accounts and company seal, etc., and the Purchaser shall assign management staff to manage the business of the Company and has the obligations to assign staffs to assist the Vendor in completing all the aforesaid works.

10.4	Before the completion of the handover, the Company shall cease all the financial expenditure except those for maintaining the continuance of the business.

10.5	After the completion of the handover, the Purchaser shall take full responsibility to decide and bear all the financial expenditure of the Company.

11	BREACH OF THE AGREEMENT

Provided that the Purchaser fails to pay the Vendor full consideration amount before the agreed payment date, an interest at 0.05% per day shall be accrued to the due amount and paid by the Purchaser to the Vendor.

Either the Vendor or the Purchaser, when fails to fulfill its obligations specified in this Agreement without legal reasons, shall assume the liabilities of breach to non-breaching party.

12	EFFECTIVENESS

12.1	This Agreement will be effective immediately upon duly signed by both parties;

12.2	Any amendments to this Agreement shall be approved by both parties in written consent;

13	DISPUTE SETTLEMENT

Any dispute, controversy or claim arising out of or relating to this Agreement, shall be settled by negotiation and discussion between both parties in good faith. In the event that the dispute, controversy or claim cannot be solved, this dispute, controversy or claim, as any parties requires, and after informing the other parties, shall be submitted and settled by China International Economic and Trade Arbitration Commission, Shanghai Branch. Arbitration Rules will be final, and will be binding on the Vendor and the Purchaser.

14	MICELLANEOUS

This Agreement will be in two original copies, one copy with each party, and each copy shall be deemed as equally authentic.

IN WITNESS whereof this Agreement has been duly executed by both parties hereto the day and year first above written.

SIGNED by
for and on behalf of

/S/ HARTCOURT CAPITAL, INC.
HARTCOURT CAPITAL, INC.

SIGNED by
for and on behalf of

/S/ GREAT FOCUS HOLDINGS LIMITED
GREAT FOCUS HOLDINGS LIMITED